Exhibit (99)

Law Offices of

Anderson, Byrd, Richeson,

Flaherty & Henrichs

A Limited Liability Partnership

John L. Richeson	216 S. Hickory, P. O. Box 17	R. Scott Ryburn
James G. Flaherty	Ottawa, Kansas 66067	Daniel D. Covington
Dee A. Henrichs	(785) 242-1234, Telephone
	(785) 242-1279, Facsimile	Robert A. Anderson
Of Counsel:		(1920-1994)
Richard C. Byrd
RETIRED

November 7, 2003

The Empire District Electric Company

602 Joplin Street

Joplin, Missouri  64801

Re:          SEC Registration Statement on Form S-3 (File No. 333-107687)

Ladies and Gentlemen:

We are acting as counsel for The Empire District Electric Company, a Kansas corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-107687), as amended by Amendment No. 1 thereto (the “Registration Statement”), of up to $200,000,000 principal amount of shares of the Company’s Common Stock, par value $1.00 (the “New Common Stock”), and the related Preference Stock Purchase Rights (the “Rights”) and/or shares of the Company’s Preference Stock, no par value (the “New Preference Stock”) and/or one or more series of the Company’s unsecured debt securities (the “New Debt Securities”) and/or one or more series of the Company’s First Mortgage Bonds.

The New Debt Securities are to be issued under the indenture dated September 10, 1999 (the “Indenture”) between the Company and Wells Fargo Bank Minnesota, N.A. (formerly Norwest Bank Minnesota, N.A.), as trustee, which may hereafter be supplemented by one or more Securities Resolutions (as defined in the Indenture) creating each series of New Debt Securities (a form of which is filed as an exhibit to the Registration Statement).  In particular, the Company has issued $62,000,000 aggregate principal amount of its Senior Notes, 6.70% Series due 2033 (the “Notes”).

We advise you that in our opinion:

1.             The Company is a corporation duly organized and validly existing under the laws of the State of Kansas.

2.             The Notes have been duly authorized and legally issued and, under Kansas law, constitute binding obligations of the Company.

We hereby consent to the use of a copy of this opinion as an exhibit to said Registration Statement.  We also consent to the use of our name and the making of the statements with respect to our firm in the Registration Statement and the Prospectus constituting a part thereof.

Sincerely,

James G. Flaherty

James G. Flaherty
jflaherty@abrfh.com

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